Exhibit 4.3(m)

DEED OF AMENDMENT made on 30th December 2019

BETWEEN:

(1)	THE PARTIES, being the undersigned (other than the Company); and

(2)	IVS BULK PTE. LTD, a company incorporated in Singapore whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 (the Company).

RECITALS:

On 11 December 2013, the Parties and the Company entered into a shareholders’ agreement (the SHA) setting out the terms and conditions on which they agreed to regulate the management of the Company.

On 4 February 2015, the Parties and the Company executed a deed of amendment and acknowledgement (the First Deed of Amendment) to amend the SHA on the terms set out therein.

On 20 January 2016, the Parties and the Company executed a deed of amendment (the Second Deed of Amendment) to amend the SHA on the terms set out therein.

On 1 April 2016,the Parties and the Company executed a deed of amendment (the Third Deed of Amendment) to amend the SHA on the terms set out therein.

On 25 April 2016,the Parties and the Company executed a deed of amendment (the Fourth Deed of Amendment) to amend the SHA on the terms set out therein.

On 6 July 2016,the Parties and the Company executed a deed of amendment (the Fifth Deed of Amendment) to amend the SHA on the terms set out therein.

On 31 October 2016, the Parties and the Company executed a deed of amendment (the Sixth Deed of Amendment) to amend the SHA on the terms set out therein.

On 31 January 2019, the Parties and the Company executed a deed of amendment (the Seventh Deed of Amendment) to amend the SHA on the terms set out therein.

On 26 March 2019, the Parties and the Company executed a deed of amendment (the Eighth Deed of Amendment) to amend the SHA on the terms set out therein.

On 19th June 2019, the Parties and the Company executed a deed of amendment (the Ninth Deed of Amendment) to amend the SHA on the terms set out therein.

On 11th September 2019, the Parties and the Company executed a deed of amendment (the Tenth Deed of Amendment) to amend the SHA on the terms set out therein.

On 25th November 2019, the Parties and the Company executed a deed of amendment (the Eleventh Deed of Amendment) to amend the SHA on the terms set out therein. (For purposes of clarity, references to the SHA are to such agreement as amended by the terms of the First Deed of Amendment, the Second Deed of Amendment, the Third Deed of Amendment, the Fourth Deed of Amendment, the Fifth Deed of Amendment, the Sixth Deed of Amendment, the Seventh Deed of Amendment, the Eighth Deed of Amendment, the Ninth Deed of Amendment, the Tenth Deed of Amendment and the Eleventh Deed of Amendment).

The Parties and the Company now wish to further amend the SHA in accordance with the terms of this deed of amendment (this Twelfth Deed of Amendment) to extend the Joint Termination Date.

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1	INTERPRETATION

1.1	Unless otherwise defined in this Deed, capitalized words and expressions used in this Deed shall have the meaning given to them in the SHA.

1.2	Unless otherwise specified herein, all references in this Deed to a “Clause” shall refer to a Clause of the SHA.

2	EXTENSION OF THE JOINT TERMINATION DATE

Effective as at the date hereof, Clause 18.1 shall be amended by the replacement of the date “31st December 2019” with the date “31st January 2020”.

3	MISCELLANEOUS

3.1	The SHA is amended by the terms of this Twelfth Deed of Amendment and all terms of the SHA not so amended shall continue in full force and effect as set out in the SHA. In the event of any conflict between the terms of the SHA and this Twelfth Deed of Amendment, the terms of this Twelfth Deed of Amendment shall prevail.

3.2	Each of the Company and the Parties undertakes to execute and deliver all such documents and perform such acts as may be required for the purpose of giving full effect to the terms of this Twelfth Deed of Amendment.

3.3	Clauses 23 (Confidentiality), 28 (Assignment), 34 (No Partnership) and 38 (Governing Law) of the SHA are deemed to be incorporated herein mutatis mutandis and shall apply hereto as if repeated in this Twelfth Deed of Amendment in full but with such amendments as are necessary to give effect to such provisions within the context of this Twelfth Deed of Amendment.

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Signed and delivered as a Deed by REGIMENT CAPITAL LIMITED acting by:	) ) )	sign here: /s/ Riyaz Nooruddin
print name: Riyaz Nooruddin
In the presence of: Witness signature:		Witness sign here: /s/ Chris Quaite
Witness name:		print name: Chris Quaite
Witness address:		Grand Cayman, Cayman Islands

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Signed and delivered as a Deed by SANKATY EUROPEAN INVESTMENTS III S.À R.L. acting by:	) ) )	sign here: /s/ Myleen Basilio /s/ Sally Fassler
print name: Myleen Basilio, Manager / Sally Fassler, Manager
In the presence of: Witness signature:		Witness sign here: /s/ Matthew Baker
Witness name:		print name: Matthew Baker
Witness address:		200 Clarendon Street, Boston, MA, 02116

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Signed and delivered as a Deed by GRINDROD SHIPPING PTE. LTD. acting by:	) ) )	sign here: /s/ Jeremy Miles
print name: Jeremy Miles
In the presence of: Witness signature:		Witness sign here: /s/ Stephen Griffiths
Witness name:		print name: Stephen Griffiths
Witness address:		200 Cantonment Road
#03-01 Southpoint
Singapore 089763

Witness occupation:

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Signed and delivered as a Deed by IVS BULK PTE. LTD. acting by:	) ) )	sign here: /s/ Stephen Griffiths
print name: Stephen Griffiths
In the presence of: Witness signature:		Witness sign here: /s/ Jeremy Miles
Witness name:		print name: Jeremy Miles
Witness address:		8th Floor, Grindrod House
108 Margaret Mncadi Avenue
Esplanade, Durban 4001
South Africa

Witness occupation:

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